UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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135 North Church Street
Spartanburg, South Carolina 29306

April 12, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Advance America, Cash Advance Centers, Inc., which will be held at the Company’s corporate headquarters at 135 North Church Street, Spartanburg, South Carolina 29306, on Thursday, May 18, 2006, at 9:00 a.m. eastern time.

Your Board of Directors and Management look forward to personally greeting those stockholders able to attend.

At the meeting, in addition to electing eight directors, your Board of Directors is asking stockholders to ratify the appointment of PricewaterhouseCoopers LLP as your Company’s independent auditors. These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” both proposals.

It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, we ask that you mark, sign, date, and mail the enclosed Proxy in the envelope provided, at your earliest convenience.

Thank you.

Sincerely,

George D. Johnson, Jr. Chairman of the Board

135 North Church Street, Spartanburg, South Carolina 29306

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2006

You are cordially invited to attend the annual meeting of the stockholders of Advance America, Cash Advance Centers, Inc., which will be held at the Company’s corporate headquarters at 135 North Church Street, Spartanburg, South Carolina 29306, on Thursday, May 18, 2006, at 9:00 a.m. eastern time, for the following purposes:

1.                To elect directors.

2.                To ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as your Company’s independent auditors for 2006.

3.                To transact any other business that may be presented at the meeting and at any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on March 31, 2006, are entitled to vote at the meeting. A list of those stockholders will be available during normal business hours for a period of 10 days prior to the meeting. Any stockholder may examine the list, for any purpose relevant to the meeting, at our offices at 135 North Church Street, Spartanburg, South Carolina 29306.

A proxy statement and a proxy card solicited by our Board of Directors are enclosed with this notice. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you expect to attend the meeting in person, we urge you to mark, date, and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

Leigh Anna Hollis Secretary
Spartanburg, South Carolina April 12, 2006

YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
PROXY AND RETURN IT PROMPTLY. THE PROXY IS
REVOCABLE AT ANY TIME PRIOR TO ITS USE.

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2006

We sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of Advance America, Cash Advance Centers, Inc. at our upcoming Annual Meeting of Stockholders and at any postponement or adjournment of that meeting. The meeting is to be held at our corporate headquarters at 135 North Church Street, Spartanburg, South Carolina 29306, at 9:00 a.m. eastern time, on May 18, 2006. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting according to the directions you provide. If you return your proxy but do not provide any direction, your proxy will be voted in favor of electing as Directors the nominees named in this Proxy Statement and to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2006. Your shares will also be voted on any other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You have the power to revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of Advance America, Cash Advance Centers, Inc. or by delivery of a later-dated proxy.

Our principal executive offices are located at 135 North Church Street, Spartanburg, South Carolina 29306 (telephone 864/342-5600). This Proxy Statement is dated April 12, 2006, and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words “Advance America,” “Company,” “we,” “our,” “ours,” and “us” refer to Advance America, Cash Advance Centers, Inc. and its subsidiaries.

SHARES OUTSTANDING AND VOTING RIGHTS

Only stockholders of record at the close of business on March 31, 2006, are entitled to vote at our Annual Meeting of Stockholders. The only outstanding voting stock of the Company is our common stock, par value $.01 per share (the “Common Stock”), of which 82,352,285 shares were outstanding as of the close of business on March 31, 2006. Each share of Common Stock is entitled to one vote.

The eight nominees who receive the highest number of affirmative votes will be elected as Directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. In general, stockholder approval of any other matter requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against that matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect other than to reduce the number of affirmative votes needed to approve a proposal. An automated system administered by our transfer agent will be used to tabulate the votes.

1.   ELECTION OF OUR BOARD OF DIRECTORS

Eight Directors are to be elected at the meeting. In accordance with the Company’s Amended and Restated Bylaws, the Board of Directors reduced the number of directors from nine to eight, effective immediately prior to the meeting, because Claire L. Arnold decided, for personal reasons, not to stand for re-election. We have designated the persons named below as nominees for election as Directors. If elected, they will serve for a term expiring at the annual meeting of stockholders in 2007 or until their respective successors are elected and qualified or as otherwise provided in our bylaws. All of the nominees are serving as Directors as of the date of this Proxy Statement.

Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for election of these eight nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of Directors to be elected.

Biographical information concerning our eight nominees is presented below.

George D. Johnson, Jr., age 63, is one of our co-founders and has served as a Director since our inception in 1997. Mr. Johnson has served as the Chairman of our Board of Directors since July 2004. He has served as chairman of the board of Johnson Development Associates, Inc., a real estate management, leasing, and development company, since it was founded in 1986. Mr. Johnson is also the managing member of American Storage, LLC, an owner and operator of self-storage facilities. Mr. Johnson has over 30 years of experience developing and managing various businesses. Mr. Johnson served as a founder and as Chief Executive Officer and a director of Extended Stay America, Inc., an extended stay lodging company, from January 1995 through May 2004. Mr. Johnson is the former President of the Consumer Products Division of Blockbuster Entertainment Group, a division of Viacom Inc. In this position he was responsible for all U.S. video and music locations. He was formerly the managing general partner of WJB Video, the largest Blockbuster franchisee that developed over 200 video locations prior to a merger with Blockbuster in 1993. He formerly served as a director of Viacom Inc., AutoNation, Inc., Blockbuster Entertainment Corporation, Boca Resorts, Inc., Duke Energy Corporation, and Norfolk Southern Corporation and as Chairman of the board of Home Choice Holdings, Inc. Mr. Johnson practiced law in Spartanburg, South Carolina from 1967 until 1986 and served three terms in the South Carolina House of Representatives.

William M. Webster IV, age 48, co-founded our Company with Mr. Johnson and currently serves as Vice Chairman of our Board of Directors. Mr. Webster served as our Chief Executive Officer from our inception through August 2005, and served as Chairman of our Board of Directors from January 2000 until July 2004, when Mr. Johnson was elected to serve as our Chairman. From May 1996 to May 1997, Mr. Webster served as Executive Vice President of Education Management Corporation and was responsible for corporate development, human resources, management information systems, legal affairs, and government relations. From October 1994 to October 1995, Mr. Webster served as Assistant to the President of the United States and Director of Scheduling and Advance. Mr. Webster served as Chief of Staff to U.S. Department of Education Secretary Richard W. Riley from January 1993 to October 1994. From November 1992 to January 1993, Mr. Webster was Chief of Staff to Richard W. Riley as part of the Presidential Transition team. From 1983 to 1992, Mr. Webster served as President of Carabo, Inc., which owned and operated 27 Bojangles Chicken and Biscuit restaurants in South Carolina. Mr. Webster currently serves as a director of LKQ Corporation.

Stephen K. Benjamin, age 36, has served as a Director since July 2004. Mr. Benjamin is the founder of and a principal of Benjamin Law Firm, L.L.C., a business law firm located in Columbia, South Carolina, and has served as a practicing attorney since November 1994. From January 1999 to September 2001,

Mr. Benjamin served as the director of the South Carolina Department of Probation, Parole, and Pardon Services.

Robert H. Chapman III, age 54, has served as a Director since July 2004. Since December 2003, Mr. Chapman has served as the Chairman of the board of directors and Chief Executive Officer of Inman Mills, a textile manufacturer. Prior to becoming its Chief Executive Officer, Mr. Chapman served as the President and Treasurer of Inman Mills from January 1991 to December 2003. Since November 2003, Mr. Chapman has served as the Chief Executive Officer of Bumper2Bumper Media, Inc., an advertising and marketing company. Mr. Chapman also serves as a director of Bumper2Bumper Media, Inc. Mr. Chapman currently serves as a director of Tuscarora Yarns, Inc. and on the South Carolina Advisory Board of Liberty Mutual Insurance Company.

Kenneth E. Compton, age 53, has served as our President and Chief Executive Officer since August 2005 and as one of our Directors since December 2005. From February 1992 to February 2005, Mr. Compton was President of the Global Automotive Group for Milliken & Company, an international textile and chemical manufacturer headquartered in Spartanburg, South Carolina. From June 1974 to February 1992, Mr. Compton served Milliken & Company in various management positions. Mr. Compton is currently a member of the Board of Trustees for Erskine College in Due West, South Carolina.

Thomas E. Hannah, age 67, has served as a Director since July 2004. Since September 1999, Mr. Hannah has served as the President and Chief Executive Officer of USLC, Southport Sourcing, a manufacturer of garments in Central America. Mr. Hannah currently serves on the board of directors of Carolina Dye Works.

Donovan A. Langford III, age 55, has served as a Director since December 2005. Mr. Langford is a CPA and has been vice president of WMX, Inc., a management consulting firm, since 1994. From 1990 to 1993, Mr. Langford was the chief financial officer and vice president  of finance, administration, and distribution of the textbook publisher, ScottForesman. He also was controller of The Field Corporation from 1986 to 1990, and worked for Arthur Andersen & Co. from 1973 to 1986. Mr. Langford serves as a director of two special purpose entities of Harley-Davidson Financial Services, Inc., and as director of Fones4All, and AeroMetric, Inc. He also is president of the board of directors of USRowing, the national governing body for the sport of rowing.

W. Olin Nisbet, age 41, has served as a Director since July 2004. Mr. Nisbet is a founding partner of Lions Gate Capital, LLC, an investment management company, and has served as a Portfolio Manager since the firm’s inception in 2004. From 2002 to 2004, Mr. Nisbet served as an Analyst for Porter, Felleman, Inc., an investment management company. From 2001 to 2004, Mr. Nisbet was the President and founder of Vista Advisors, LLC, an investment fund. From 1992 to 2001, Mr. Nisbet was employed by Morgan Stanley’s Investment Banking Department, most recently as an Executive Director. Mr. Nisbet currently serves on the board of directors of Starlite Media, LLC.

Biographical information regarding Claire L. Arnold, a current Director who is not standing for re-election, is presented below.

Claire L. Arnold, age 59, has served as a Director since July 2004. Ms. Arnold was a co-founder of Leapfrog Services, Inc., an information technology outsourcing company, and has served as its Chief Executive Officer since June 1998. Ms. Arnold currently serves on the board of directors of Ruby Tuesday, Inc. and Schweitzer-Mauduit International, Inc. From 1997 to 2004, Ms. Arnold served on the board of directors of International Multifoods, Inc.

We recommend that you vote “FOR” the election
of each of the nominees for Director.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, implementing and meeting legal standards, and assuring compliance with these responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Sarbanes-Oxley Act of 2002 establishes, or provides the basis for, a number of corporate governance standards and disclosure requirements. In addition, we adhere to the New York Stock Exchange (“NYSE”) corporate governance and listing requirements. Our Board of Directors has initiated actions and established measures consistent with these responsibilities and standards.

•       We have adopted a set of Corporate Governance Guidelines, including specifications for Director qualification, responsibility, selection, evaluation, and retirement age, board committees and composition, and selection and evaluation of our chief executive officer.

•       We have adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, violations of which are to be reported to our Chief Compliance Officer or any member of our Audit Committee.

•       We operate under an omnibus Code of Ethics and Business Conduct that includes provisions ranging from restrictions on gifts to addressing conflicts of interest.

•       We comply with and operate in a manner consistent with legislation prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers.

You can access all of our current committee charters, Corporate Governance Guidelines, and Code of Business Conduct and Ethics under the “Corporate Governance” section of the “Investor Relations” tab of our website at www.advanceamericacash.com.

Independent Directors

Our Board annually reviews the relationships that each Director has with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us, and other than in his or her capacity as a Director). Prior to each annual review, all Directors provide the Nominating and Corporate Governance Committee information regarding their relationships with us. Following each annual review, only those Directors who the Board affirmatively determines have no material relationship with us and who meet the standard of independence prescribed under the listing standards of the NYSE, or under applicable law, are deemed to be Independent Directors. In the event that a Director becomes aware of any change in circumstances that may result in that Director no longer being considered independent, he or she is obligated to promptly inform the chairperson of the Nominating and Corporate Governance Committee.

•       The Board of Directors has determined that Ms. Arnold and Messrs. Benjamin, Chapman, Hannah, Langford, and Nisbet, constituting a majority of our Directors, are “independent” under the applicable rules of the NYSE and have no material relationship with us.

•       Our non-management Directors hold formal “executive session” meetings, which are separate from management, on a regularly scheduled basis and at least twice per year. The chairperson of the Nominating and Corporate Governance Committee (the “Lead Non-Management Director”) presides at these executive sessions. In the absence of the Lead Non-Management Director, another non-management Director designated by the non-management Directors presides at these executive sessions.

Meeting and Committees of the Board of Directors

Our Board has established three separately designated standing committees. They are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The functions and membership of each Committee are described below. During 2005, the Board of Directors held ten meetings. Except for one meeting of our Board of Directors at which Ms. Arnold was absent, all of our Directors attended each meeting during 2005. The Board acted by unanimous written consent five times. During 2005, the Audit Committee held 12 meetings, the Compensation Committee met 11 times, and the Nominating and Corporate Governance Committee met six times. In 2005, no Director participated in less than 75% of the aggregate of all Board meetings and all meetings of committees of the Board on which that Director served. Pursuant to our corporate governance guidelines, it is expected that each director will attend our annual meeting of stockholders and that a director who is unable to attend will notify the Chairman of the Board. In 2005, all of our Directors attended our annual meeting of stockholders.

Audit Committee

Our Board has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and our risk assessment and risk management. The duties of the Audit Committee include:

•       appointing, evaluating, and determining the compensation of our independent auditors;

•       reviewing and approving the scope of our annual audit, the audit fee, and our financial statements;

•       reviewing our disclosure controls and procedures, our internal control over financial reporting, our internal audit function, and our corporate policies with respect to financial information;

•       reviewing other risks that may have a significant impact on our financial statements;

•       preparing the Audit Committee report for inclusion in our annual proxy statement;

•       establishing procedures for the receipt, retention, and treatment of complaints regarding our accounting and auditing matters; and

•       evaluating annually the Audit Committee charter and the committee’s performance.

The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties. PricewaterhouseCoopers LLP, our independent auditors, reports directly to the Audit Committee. Our internal audit group reports periodically throughout the year directly to the Audit Committee.

The Audit Committee currently consists of Messrs. Chapman, Hannah, and Nisbet, with Mr. Hannah serving as Chairman. All of the Audit Committee members satisfy the independence and financial literacy requirement of the NYSE. Our Board has determined that Mr. Hannah satisfies the requirements for accounting or related financial management expertise, and is an audit committee financial expert, as defined under the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and NYSE.

Our Board of Directors has adopted an Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at www.advanceamericacash.com. The Audit Committee also has adopted Procedures Established by the Audit Committee for Receipt, Retention, and Treatment of

Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee.

Compensation Committee

Our Compensation Committee discharges our Board’s responsibilities relating to compensation of our Chief Executive Officer and other executive officers, produces an annual report on executive compensation for inclusion in our annual proxy statement, and provides general oversight of compensation structure, including our equity compensation plans and benefit programs. Specific duties and responsibilities of the Compensation Committee include:

•       reviewing and approving objectives relevant to executive officer compensation;

•       evaluating performance and determining the compensation of our Chief Executive Officer and other executive officers in accordance with those objectives;

•       approving and amending our equity compensation plans (subject to stockholder approval, if required); and

•       evaluating annually the Compensation Committee’s charter and the committee’s performance.

All members of the Compensation Committee meet the appropriate tests for independence. The Compensation Committee operates under a formal charter that governs its duties and standards of performance, a copy of which is available on our website at www.advanceamericacash.com.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Chapman, as Chairman, Ms. Arnold, and Mr. Nisbet. None of the members of the Compensation Committee is or has ever been one of our officers or employees. No interlocking relationship exists between our Board or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•       identifying and recommending to our Board individuals qualified to serve as our directors and as members of committees of the Board, including persons suggested by our stockholders or others;

•       developing and annually reviewing our corporate governance principles;

•       advising our Board with respect to the structure and membership of other Board committees;

•       annually reviewing Director compensation;

•       overseeing the annual self-evaluations of our Board and its committees; and

•       evaluating annually the Nominating and Corporate Governance Committee charter and the committee’s performance.

The Nominating and Corporate Governance Committee currently consists of Ms. Arnold, as Chairman, and Messrs. Benjamin, and Hannah. All members of the Nominating and Corporate Governance Committee meet the appropriate tests for independence. The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance, a copy of which is available on our website at www.advanceamericacash.com.

Selection of New Directors

Our Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. Our Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. With respect to incumbent Directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews those Directors’ overall service to the Company during their term, including their level of participation, quality of performance, and any transactions by those Directors with the Company during their term. With respect to new Director candidates, the Nominating and Corporate Governance Committee first determines whether the nominee meets our standard of independence and then determines whether the candidate meets our criteria for Board membership, given the composition and needs of the Board at that time. The Committee uses its network of contacts to obtain the names of potential candidates, and may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee also considers candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth below under the heading “Board Membership Criteria,” based on whether the candidate was recommended by a stockholder or was identified by some other means.

To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:  (1) the name of the stockholder and evidence of the person’s ownership of Company stock; and (2) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be one of our Directors, and the candidate’s consent to be named as a Director if selected by the Nominating and Corporate Governance Committee and nominated by the Board. The stockholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 135 North Church Street, Spartanburg, South Carolina 29306.

The Nominating and Corporate Governance Committee will accept recommendations of Director candidates throughout the year; however, in order for a recommended candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders. A stockholder’s compliance with these procedures will not obligate us to include information regarding a proposed nominee in our proxy solicitation materials.

Board Membership Criteria

At a minimum, a nominee for Director must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have a reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for Director are selected on the basis of, among other appropriate factors, experience, knowledge, skills, expertise, diversity of backgrounds, character, business judgment, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness and ability to devote adequate time and effort to Board responsibilities. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.

Communicating with Directors

Any interested party desiring to communicate with any Director (including the Lead Non-Management Director and the other non-management Directors) regarding the Company may directly contact the Director by submitting communications in writing to the Director or Directors in care of the:  Corporate Secretary, Advance America, Cash Advance Centers, Inc., 135 North Church Street, Spartanburg, South Carolina 29306. All communications received in this manner will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of Directors, the office of the Corporate Secretary will make sufficient copies of the contents to send a copy of the contents to each Director who is a member of the group or committee to which the communication is addressed.

In accordance with rules promulgated by the SEC, the information included under the captions “Report of the Audit Committee,” “Report of the Compensation Committee,” and “Performance Graph” will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board. All members of the Audit Committee meet the independence standards and other criteria established by the New York Stock Exchange.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of Advance America’s financial reporting process. Management is responsible for the audited financial statements of the Company and for maintaining effective internal control over financial reporting. In discharging its oversight role, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements of the Company as of and for the year ended December 31, 2005. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as well as the independent auditor’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. Management’s Report on Internal Control over Financial Reporting is included in the Company’s Annual Report on Form 10-K.

The Audit Committee met privately with PricewaterhouseCoopers LLP, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61, Communication With Audit Committees and Statement on Auditing Standards No. 90, Communications with Audit Committees, as amended. In addition, the Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with PricewaterhouseCoopers LLP its independence from Advance America and its management. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining its independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements and Management’s Report on Internal Control over Financial Reporting referred to above be filed with Advance America’s Annual Report on Form 10-K for the year ended December 31, 2005.

By the Audit Committee:
Thomas E. Hannah
Robert H. Chapman III
W. Olin Nisbet

2.                 APPOINTMENT OF OUR INDEPENDENT AUDITORS

Subject to your ratification, the Audit Committee of our Board has selected the accounting firm of PricewaterhouseCoopers LLP to serve as our independent auditors for 2006. PricewaterhouseCoopers LLP has served as our independent auditors since our formation and also has provided non-audit services from time to time.

We are not required to submit the appointment of our independent auditors to a vote of our stockholders. However, the Audit Committee has recommended that our Board submit this matter to our stockholders as a matter of good corporate practice. If our stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Audit Fees

Aggregate fees and expenses for professional services billed for the years ended December 31, 2005 and 2004 were $1,346,628 and $1,929,035, respectively. Fees and expenses for 2005 related to the audit of our consolidated financial statements for the year ended December 31, 2005. Fees and expenses for 2004 included $429,035 for the audit of our consolidated financial statements for the year ended December 31, 2004, and $1,500,000 for audits of our consolidated financial statements for the years ended December 31, 2003 and 2002, and the six months ended June 30, 2004, which were required in connection with our initial public offering (“IPO”) in December 2004.

Audit-related Fees

Fees and expenses for assurance and related services billed to us for the years ended December 31, 2005 and 2004 were $131,579 and $927,955, respectively. Audit-related fees consist of Statement on Auditing Standards No. 70, “Reports on the Processing of Transactions by Service Organizations,” system audits and employee benefit plan audits and, in 2004, $768,790 for professional services related to our IPO.

Tax Fees

The aggregate fees and expenses of PricewaterhouseCoopers LLP billed to us for tax services during the years ended December 31, 2005 and 2004 were $557,644 and $282,812, respectively.

All Other Fees

The aggregate fees and expenses billed to us for all other services, which consisted of a subscription to research services, during the years ended December 31, 2005 and 2004 were $1,575 in each of those years.

All audit and non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

Representatives of PricewaterhouseCoopers LLP will be available at the annual meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the annual meeting, although they will have the opportunity to do so.

We recommend that you vote “FOR” ratification of the appointment of
PricewaterhouseCoopers LLP as independent auditors for 2006.

OTHER MATTERS

We know of no matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2006, certain information regarding the beneficial ownership of our Common Stock by:

•       each of our Directors;

•       each of our executive officers;

•       all of our executive officers and Directors as a group; and

•       each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock.

There were approximately 200 record holders and we believe there were approximately 6,500 beneficial holders of Common Stock and 82,352,285 shares of Common Stock outstanding on that date.

	Shares Beneficially
Name(1)	Owned
	Number(2)	Percent
Directors and Executive Officers:
Claire L. Arnold	12,000	*
Stephen K. Benjamin	3,250	*
Robert H. Chapman III	17,500	*
Kenneth E. Compton	291,000	*
John T. Egeland(3)	157,660	*
Thomas E. Hannah	10,000	*
John I. Hill	166,666	*
George D. Johnson, Jr.(4)	10,700,817	13.0%
Donovan A. Langford III	171,874	*
W. Olin Nisbet(5)	57,000	*
William M. Webster IV	3,226,693	3.9%
All Directors and executive officers as a group (11 persons)	14,814,460	18.0%
5% or More Stockholders:
Dean L. Buntrock(6)	5,773,810	7.0%
AAI/GDJ, III Trust dated 4/21/98(7)	4,633,629	5.6%
AAI/SPJ Trust dated 4/21/98(8)	4,633,629	5.6%
Brenda G. Lawson(9)	4,160,335	5.1%
Daniel C. Breeden, Jr.(10)	924,779	1.1%

*                    Represents less than 1% of our outstanding Common Stock

(1)          Unless otherwise indicated, the address of each of our Directors and named executive officers and of each beneficial owner of more than 5% of the outstanding shares of our Common Stock is c/o Advance America, Cash Advance Centers, Inc., 135 North Church Street, Spartanburg, South Carolina 29306.

(2)          Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated, or if that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of our Common Stock, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. Accordingly, if the person indicated disclaims the beneficial ownership of shares beneficially owned by a relative, those shares are excluded from this table unless otherwise indicated in these footnotes. Unless otherwise indicated in these footnotes, the person indicated has sole voting and investment power over the shares shown as beneficially owned by that person.

(3)          The information with respect to Mr. Egeland is as of August 22, 2005, the last day Mr. Egeland served as our President.

(4)          The shares shown as beneficially owned by Mr. Johnson are held by the George D. Johnson, Jr. Revocable Trust dated July 17, 2001, for which Mr. Johnson is the grantor and beneficiary and serves as trustee, and by Wyoming Associates, a company controlled by Mr. Johnson. The shares shown do not include 2,242,111 shares held by the Irrevocable Trust dated March 15, 1999, for which Mr. Johnson serves as trustee and disclaims beneficial ownership.

(5)          The shares shown as beneficially owned by Mr. Nisbet include 55,000 shares held by a limited liability company controlled in part by Mr. Nisbet. Mr. Nisbet claims ownership in the 55,000 shares only to the extent of his proportionate ownership of the limited liability company.

(6)          The principal address of Dean L. Buntrock is Suite 2242, Oakbrook Terrace Tower, One Tower Lane, Oakbrook Terrace, Illinois 60181.

(7)          The trustee of the AAI/GDJ, III Trust dated 4/21/98 is Dan C. Breeden, Jr. and the beneficiary of the trust is a child of George D. Johnson, Jr. The address of the trust is c/o Dan C. Breeden, Jr., Trustee, 961 E. Main Street, Spartanburg, South Carolina 29302. Mr. Breeden disclaims beneficial ownership of these shares.

(8)          The trustee of the AAI/SPJ Trust dated 4/21/98 is Dan C. Breeden, Jr. and the beneficiary of the trust is a child of George D. Johnson, Jr. The address of the trust is c/o Dan C. Breeden, Jr., Trustee, 961 E. Main Street, Spartanburg, South Carolina 29302. Mr. Breeden disclaims beneficial ownership of these shares.

(9)          The number of shares shown as beneficially owned by Ms. Lawson, formerly Brenda B. McKenzie, was derived from an Amendment to Schedule 13G dated February 13, 2006, filed by Ms. Lawson with the Securities and Exchange Commission. The address of Ms. Lawson is 3555 Keith Street, Suite 107, Cleveland, Tennessee 37312.

(10)   The shares shown as beneficially owned by Mr. Breeden include shares owned by DCB Advance Holdings, LLC, a company that Mr. Breeden controls. The shares shown do not include shares reported in the table above as held by the AAI/GDJ, III Trust dated 4/21/98 or the AAI/SPJ Trust dated 4/21/98, nor do they include 2,293,875 shares held by the Susan Phifer Johnson Revocable Trust dated July 17, 2001. Mr. Breeden serves as trustee of each of these trusts and disclaims beneficial ownership of the shares held by each of these trusts. The grantor of the Susan Phifer Johnson Trust is the wife of Mr. Johnson, and the shares held by the trust are not included in the shares shown above as owned by Mr. Johnson. The principal address of Mr. Breeden is 961 E. Main Street, Spartanburg, South Carolina 29302.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table sets forth information regarding the compensation we paid to our Chief Executive Officer and each of our other named executive officers for all the services they rendered to us during the years 2004 and 2005. Bonuses accrued for a calendar year are typically paid at the beginning of the next calendar year.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)
Kenneth E. Compton	2005	179,134	46,246	—		3,027,500	(2)	950,000	—
Chief Executive Officer &
President(1)
John I. Hill	2005	297,923	140,000	—		—		250,000	—
Executive Vice President and	2004	240,000	125,000	—		999,990	(3)	—	500,000	(4)
Chief Financial Officer
William M. Webster IV	2005	3,931	—	14,000	(5)	—		—	—
Former Chief Executive	2004	350,000	—	—		—		—	150,000	(6)
Officer(1)
John T. Egeland	2005	373,615	250,000	—		—		—	—
Former President(1)(7)	2004	335,000	150,000	—		999,990	(7)	—	—

(1)          In August 2005, Mr. Compton was appointed as our Chief Executive Officer and President, Mr. Webster resigned his position as our Chief Executive Officer, and Mr. Egeland resigned his position as our President.

(2)          Mr. Compton owned a total of 250,000 shares of restricted Common Stock on December 31, 2005, with an aggregate value of $3,100,000 based on the closing price of our Common Stock on Friday, December 30, 2005 ($12.40). Dividends are paid on restricted stock but are held in trust pending the vesting of shares, which generally vest annually as to one-fifth of the grant over a five-year period.

(3)          A total of 22,222 shares of restricted Common Stock granted to Mr. Hill at the time of our IPO vested during 2005, therefore, Mr. Hill owned 44,444 shares of restricted Common Stock on December 31, 2005, with an aggregate value of $551,106 based on the closing price of our Common Stock on Friday, December 30, 2005 ($12.40). Dividends are paid on restricted stock but are held in trust pending the vesting of shares, which generally vest annually as to one-third of the grant over a three-year period.

(4)          We had a written agreement with Mr. Hill that provided for a lump sum payment of $500,000 (less applicable withholding taxes) upon his completion of five years of employment with us, and that also provided that, in the event of our change of control (defined as a sale or other transfer of the majority of our stock), the payment would be accelerated and become due and payable within 30 days of the closing of such sale or transfer. Our Board of Directors determined to treat our IPO as a change of control in connection with our agreement with Mr. Hill. The Compensation Committee of our Board of Directors independently approved this determination.

(5)          These amounts represent the value of personal use of corporate aircraft, based on the aggregate incremental cost to the Company of this use. Applicable SEC rules require disclosure of perquisites and other personal benefits that exceed in the aggregate the lesser of $50,000 or 10% of the total of an executive’s salary and bonus during any reported year. During 2005, the aggregate incremental cost of personal use of corporate aircraft by our named executive officers exceeded the SEC reporting threshold only for Mr. Webster.

(6)          Represents Director’s fees paid prior to our IPO to Mr. Webster for serving on our Board in 2004. Mr. Webster does not currently receive fees for serving on our Board.

(7)          In January 2006, we entered into a Separation Agreement and General Release with Mr. Egeland in connection with the conclusion of his employment with us. Under that agreement, he received a lump sum severance payment of $375,000, a one-time bonus of $250,000, and partial reimbursement of COBRA premiums for the continuation of family health benefits for a twelve-month period. These amounts were accrued as of December 31, 2005. A total of 22,222 shares of restricted Common Stock granted to Mr. Egeland at the time of our IPO vested during 2005, therefore, Mr. Egeland owned 44,444 shares of restricted Common Stock on December 31, 2005, with an aggregate value of $551,106 based on the closing price of our common stock on Friday, December 30, 2005 ($12.40). In connection with Mr. Egeland’s separation from us, he forfeited his remaining 44,444 shares of restricted Common Stock.

The following table sets forth individual grants of stock options, to our named executive officers during 2005.

Option/SAR Grants in the Last Fiscal Year

	Individual Grants
	Number of	% of Total
	Securities	Options/SARs	Exercise or
	Underlying	Granted	Base Price	Expiration	Grant Date
Name and Principal Position	Option/Granted	to Employees in FY	($/Sh)	Date	Present Value $
Kenneth E. Compton	250,000 (1)	20.83%	13.83	8/26/15	1,382,500	(2)
Chief Executive Officer	700,000 (3)	58.33%	12.11	10/27/15	3,311,000	(4)
(August 26, 2005-Present)
John I. Hill	250,000 (3)	20.83%	12.11	10/27/15	1,182,500	(4)
Executive Vice President and Chief Financial Officer

(1)          These options vest in five equal annual installments beginning on the first anniversary of the date of grant.

(2)          The fair value was estimated on the date of grant using the Black-Scholes option pricing model based on the following assumptions: dividend yield of 2.6%, weighted average risk-free interest rate of 3.94%, expected volatility of 51% and a weighted average expected life of 5.41 years.

(3)          These options vest in eight equal annual installments beginning on the first anniversary of the date of grant.

(4)          The fair value was estimated on the date of grant using the Black-Scholes option pricing model based on the following assumptions: dividend yield of 3.6%, weighted average risk-free interest rate of 4.48%, expected volatility of 50% and a weighted average expected life of 6.86 years.

Aggregate 2005 Option/SAR Exercises and Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs		Options/SARs
	Acquired On	Value	at 12/31/05		at 12/31/05(1)
Name	Exercise(#)	Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Kenneth E. Compton	—	—	—	700,000	—	203,000
Chief Executive Officer (August 26, 2005-Present)
John I. Hill	—	—	—	250,000	—	72,500
Executive Vice President and Chief Financial Officer

(1)          This column indicates the aggregate amount, if any, by which the market value of our Common Stock on December 31, 2005 exceeded the options’ exercise price, based on the closing per share sale price of our Common Stock on December 30, 2005 of $12.40 on the New York Stock Exchange.

Director Compensation

Our non-employee Directors, other than Mr. Johnson and Mr. Webster, are entitled to receive $50,000 per year and $1,000 for any meeting of the Board or a committee of the Board that they attend. Pursuant to a policy established by our Board under our 2004 Omnibus Stock Plan, a Director may elect to receive shares of our Common Stock of an equivalent value in lieu of cash director’s fees. In connection with our IPO, we also granted under our 2004 Omnibus Stock Plan to each of our then non-employee directors, other than Mr. Johnson, 2,000 shares of restricted Common Stock valued at $30,000 based on the initial public offering price of $15.00 per share, one-third of which vests on each of the first three anniversaries of the date of grant.

Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2005. All outstanding awards relate to our Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	500,000	$12.97	3,506,292
Equity compensation plans not approved by stockholders(1)	700,000	$12.11	—
Total	1,200,000	$12.47	3,506,292

(1)          In October 2005, Kenneth E. Compton was granted 250,000 shares of restricted Common Stock and nonqualified stock options to purchase 700,000 shares of Common Stock in connection with his agreement to become our President and Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and any other person who owns more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. They also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of the forms we received, we note that Mr. Compton, Mr. Hill, and Mr. Langford each filed one late report, and we believe that all other filing requirements were complied with during 2005.

REPORT OF THE COMPENSATION COMMITTEE

Generally, the Compensation Committee determines the compensation of our executive officers. The Compensation Committee consists of three of our Directors who are not officers or employees. The following report is about compensation paid or awarded to our executive officers during 2005 and is furnished by our Directors who comprise the Compensation Committee.

General Policies

Our compensation program is intended to enable the Company to attract, motivate, reward, and retain the management talent it needs to achieve its corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company’s senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a portion of executive compensation in the form of at-risk, incentive-based compensation, like the 2004 Omnibus Stock Plan. We believe that such a policy, which directly aligns the financial interests of management with your financial interests, provides the proper incentives to attract, reward, and retain high quality management. In determining the nature and amounts of compensation for the Company’s executive officers, we take into account all factors that we consider relevant, including overall business conditions, the Company’s performance in light of those conditions, and the market rates of compensation for executives of similar backgrounds and experience.

Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Section 162(m). We believe that the Company’s 2004 Omnibus Stock Plan qualifies as a “performance-based” plan and that awards under the Omnibus Plan, other than awards of restricted stock, generally will not be subject to the $1 million cap.

Cash Compensation

Cash compensation paid to the Company’s executive officers consists primarily of salary. In general, bonuses have been part of our executive compensation structure.

We believe, based on general knowledge and experience, that base salaries for the Company’s executive officers are generally low relative to (1) cash salaries of similarly sized or otherwise comparable companies, (2) the contributions of the executive officers to the Company’s development and growth, and (3) their experience, responsibilities, and achievements. We determine base salaries for executive officers through a subjective assessment of responsibilities and position within the Company, individual performance, and the Company’s overall performance. No specific corporate performance measures are considered.

Chief Executive Officer Compensation

In December 2004, Mr. Webster requested that the Company no longer pay him any cash salary or bonus in view of Mr. Webster’s substantial holdings of the Company’s common stock. As of January 2005, the Company paid him only the amount needed to cover his benefits from the Company. Mr. Webster currently holds no restricted stock or any stock options.

Kenneth E. Compton has served as the Company’s Chief Executive Officer and President since August 2005.  Mr. Compton’s annual compensation was based on our assessment of Mr. Compton’s experience and overall qualifications and on information regarding compensation offered to chief executive officers and presidents of similar qualifications and experience at similar companies. We believe that Mr. Compton’s experience, dedication, and knowledge have already been, and will continue to be, of vital importance to the successful administration, operations, and ongoing growth of the Company. We did not assign any specific weighting to these factors. In our view, Mr. Compton’s 2005 compensation package reflected an appropriate balance of (1) the Company’s performance in 2005, (2) Mr. Compton’s own performance level, and (3) competitive standards.

Stock Awards

In connection with hiring Kenneth E. Compton as our President and Chief Executive Officer, we granted stock awards in August and October 2005. In August 2005, we granted Mr. Compton nonqualified stock options to purchase 250,000 shares of Common Stock at an exercise price of $13.83 per share. These options vest in five equal annual installments beginning on the first anniversary of the grant and are within the 2004 Omnibus Stock Plan. In October 2005, we granted Mr. Compton nonqualified stock options to purchase 700,000 shares of Common Stock at an exercise price of $12.11 per share and we granted 250,000 shares of restricted Common Stock. These options and restricted shares vest in eight equal annual installments beginning on the first anniversary of the grant and are subject to various terms and restrictions in the related Nonqualified Stock Option Agreement and Restricted Stock Agreement, respectively. The October 2005 stock awards were granted outside the terms of the 2004 Omnibus Stock Plan.

Additionally, in connection with assessing the level of equity compensation previously awarded to John I. Hill, our Executive Vice President and Chief Financial Officer, and the importance of his continued contribution to the long term success of the Company, in October 2005, we granted Mr. Hill nonqualified stock options to purchase 250,000 shares of Common Stock at an exercise price of $12.11 per share. These options vest in eight equal annual installments beginning on the first anniversary of the grant and are within the 2004 Omnibus Stock Plan.

In connection with the conclusion of Mr. Egeland’s employment with us and under the terms of the Separation Agreement and General Release, 22,222 of Mr. Egeland’s restricted shares vested on December 21, 2005, the first anniversary of the grant date. Mr. Egeland’s remaining 44,444 restricted shares were forfeited as a result of his separation.

By the Compensation Committee:
Robert H. Chapman III
Claire L. Arnold
W. Olin Nisbet

PERFORMANCE GRAPH

The following graph compares the change in the cumulative value of $100 invested for the period beginning on December 16, 2004, the first day of trading following our IPO, and ending on December 30, 2005, in: (1) our Common Stock, (2) the Standard & Poor’s 500 Index, (3) the NASDAQ Other Financial Index, and (4) the NYSE Financial Sector Index. The values of each investment are based upon the share price appreciation and reinvestment of dividends.

	12/16/04	12/31/04	3/31/05	6/30/05	9/30/05	12/30/05
Advance America, Cash Advance Centers, Inc. (AEA)	$100.00	$111.71	$74.29	$77.78	$65.24	$62.16
Standard & Poor’s 500 Index (S&P 500)	$100.00	$100.72	$98.12	$99.01	$102.13	$103.75
NASDAQ Other Financial Index (IXFN)	$100.00	$103.18	$92.29	$102.31	$108.37	$115.50
NYSE Financial Sector Index (NYK.ID)	$100.00	$102.30	$96.83	$98.67	$102.36	$109.17

*                    Assumes $100 invested on December 16, 2004 in our Common Stock, the Standard & Poor’s 500 Index, the NASDAQ Other Financial Index, and the NYSE Financial Sector Index. Historical results are not necessarily indicative of future performance.

CERTAIN TRANSACTIONS

We have operating leases for three of our payday cash advance centers, warehouse space, office space, and airplane hangar space from companies controlled by or affiliated with Mr. George D. Johnson, Jr. and members of his family. Total lease payments and related expenses for these leases were approximately $194,000 in 2005. The average monthly rent for the payday cash advance centers is approximately the same as for centers we leased from unaffiliated parties. The annual rent per square foot for the warehouse space is $3.22, and the annual rent for the office space is approximately $27,000. It is our opinion that the terms of these leases are comparable to those that could be obtained from unaffiliated parties. The hangar lease payments were approximately $82,000 in 2005.

SOLICITATION OF PROXIES

We will pay the expenses of the preparation of the proxy materials and the solicitation of proxies by our Board of Directors. Proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile, or other electronic means by Directors, officers, or Company employees, who will not separately be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them, and we have engaged The Altman Group to coordinate that solicitation for a fee of approximately $1,500 plus expenses. The entire cost of the solicitation by our Board of Directors will be borne by us.

SUBMITTING YOUR PROPOSALS FOR THE 2007 ANNUAL MEETING

According to the rules of the Securities and Exchange Commission, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2007 annual meeting of stockholders, you must do so no later than December 13, 2006. However, if the date of our 2007 annual meeting changes by more than 30 days from the date of our 2006 annual meeting, then the deadline will be a reasonable time before we begin to print and mail proxy materials for our 2007 annual meeting. Your proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you properly to bring any business before any meeting of stockholders, including nominations for the election of Directors, you must provide written notice delivered to or mailed to and received by the Secretary of the Company at our principal offices not less than 90 days nor more than 120 days prior to anniversary date of the immediately preceding Annual Meeting of Stockholders. In the event that the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date, your notice, in order to be timely, must be received by us no later than the close of business on the tenth (10th) day following the day on which we mailed our notice of the Annual Meeting or gave other disclosure of the meeting date.

GENERAL

It is important that your proxy be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign, and return without delay your proxy card in the enclosed addressed envelope.

By Order of the Board of Directors

Leigh Anna Hollis Secretary

ADVANCE AMERICA,
CASH ADVANCE CENTERS, INC.
c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301

Proxy card must be signed and dated below.
Please fold and detach card at perforation before mailing.

Advance America, Cash Advance Centers, Inc.	Proxy

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 18, 2006.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting Of Stockholders, a Proxy Statement dated April 12, 2006, and the Annual Report to Stockholders, and hereby appoints George D. Johnson, Jr. and William M. Webster IV as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of Advance America, Cash Advance Centers, Inc. held of record by the undersigned on March 31, 2006, at the Annual Meeting of Stockholders originally to be held on May 18, 2006, and at any adjournment thereof.

Signature

Signature If Held Jointly

	Date:	, 2006.

Please sign exactly as shown hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian,  please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

Advance America, Cash Advance Centers, Inc.				Proxy

This Proxy will be voted in accordance with specifications made. If no choices are indicated, this Proxy will be voted FOR the election of all of the Nominees and FOR Item 2. The Board of Directors recommends a vote FOR the Nominees listed and FOR the proposal to ratify the action of the Audit Committee in appointing PricewaterhouseCoopers LLP.

1.	ELECTION OF DIRECTORS
	Nominees:	(1) George D. Johnson, Jr.	(2) William M. Webster IV	(3) Stephen K. Benjamin	(4) Robert H. Chapman, III
		(5) Kenneth E. Compton	(6) Thomas E. Hannah	(7) Donovan A. Langford, III	(8) W. Olin Nisbet
	☐	FOR all nominees listed above.	☐	WITHHOLD AUTHORITY
	(except as listed to the contrary below)			to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	To ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as independent auditors for the Company in 2006.
	☐	FOR ☐	AGAINST ☐	ABSTAIN

3.	In their discretion, on such other business as may properly come before the meeting.

☐	Check here if you plan to attend the Annual Meeting

IMPORTANT—TO BE SIGNED AND DATED ON THE REVERSE SIDE